Exhibit 21.1

Subsidiaries of Ebix, Inc.:

Ebix International LLC
Facts Services, Inc.
Ebix Health Exchange Holdings, Inc.
Ebix Health Administration Exchange, Inc.
Ebix Health Administration Exchange, Inc. - India Branch
P.B. Systems, Inc.
Ebix Consulting, Inc.
Vertex, Inc.
Doctors Exchange, Inc.
Ebix Latin America, LLC
A.D.A.M., Inc.
Agency Solutions.com, LLC (d/b/a HealthConnect Systems)
Ebix BPO Division - San Diego (a/k/a ConfirmNet Corporation)
EBIX CASH PRIVATE LIMITED (F/K/A EBIX SOFTWARE INDIA PRIVATE LIMITED)
EBIX ASIA HOLDINGS INC. (MAURITIUS)
EBIX INTERNATIONAL HOLDINGS LIMITED (UK)
EBIX CANADA SOLUTIONS F/K/A 9260-9288 QUEBEC, INC.
EBIX ASIA PACIFIC FZ-LLC (DUBAI)
Ebix Vayam Technologies Pvt Ltd
EBIX PAYMENT SERVICES PRIVATE LIMITED F/K/A ITZ CASH CARD LTD
EBIX SINGAPORE PTE LTD
EIH HOLDINGS SWEDEN AB
EBIX LATIN AMERICA TECNOLOGIA E CONSULTORIA LTDA F/K/A MCN TECH
EBIX EUROPE LIMITED
P.T Adya Tours Indonesia
Flight Raja Travels Singapore
Flight Raja MiddleEast FZ LLC
Ebix Money Express Pvt Ltd
Ebix Travels Pvt Ltd
Ebix Capital Exchange Private Limited
Ebix Travel & Holidays Limited (formerly Mercury Travels Limited)
Swiss Bureau GmBH
Ebix Tours and Travels Private Limited (formerly Lawson Travels and Tours (India) Private Limited)
Routier Operations Consulting Private Limited
Ebix Cabs Private Limited (formerly WAAH TAXIS Pvt Ltd)
LeisureCorp Pvt Ltd
Ebix E-Learning Ventures PTE LTD
Marketplace Ebix Technologies Private Limited
EbixCash Financial Technologies Pvt Ltd (formerly known as Miles Software Solutions Pvt Ltd)
Ebix Technologies Private Limited
Ebix Smartclass Educational Services Private Limited
EbixCash World Money Limited
Flight Raja Travels - Philippines Branch
EBIX AUSTRALIA (VIC) PTY LTD

EBIX AUSTRALIA PTY LTD
FINTECHNIX LTD
EBIXEXCHANGE PTY LTD DBA TELSTRA
EBIX NEW ZEALAND
EBIX (THAILAND) CO, LTD.
Ebix Corporate Services Pvt Ltd (renamed from PREMIER EBIX EXCHANGE SOFTWARE PVT)
Ebix Paytech Private Limited
Buyforex India Limited
Ebix Bus Technologies Pvt Ltd. India
BSE Ebix Insurance Broking Pvt Ltd
Miles software Solutions UK Limited
Miles software Solutions FZ-LLC, UAE
Miles Software Solutions Inc., Philippines
MERCURY HIMALAYAN EXPLORATIONS LTD.
KRISH AND RAM FOREX PRIVATE LIMITED
Via Philippines Travel Corporation
EBIXCASH EXCHANGE PTE LTD, Singapore
Ebix Cash De Bureau Limited, Seychelles
Delphi World Money Limited (formerly known as Weizmann Forex Limited)
Zillious Solutions Private Limited
Ebixcash World Money Limited, Canada (formerly known as Wall Street Finance (Canada) Limited
Trimax IT & Infrastructure Limited
Trimax Data Centre Services Limited
EbixCash Global Services Pvt Ltd (formerly known as AssureEdge Global Services Private Limited)
EbixCity Private Limited